De Meo, Young, McGrath

A PROFESSIONAL SERVICES COMPANY

Suite 517		SUITE 411
2400 EAST COMMERCIAL BOULEVARD		2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308		BOCA RATON, FLORIDA 33431
(954) 351-9800		(561) 447-9800
FAX (954) 938-8683		FAX (561) 391-8856
dym@dymco.net		boca@dymco.net
ANTHONY DE MEO, CPA*, ABV, PFS		MICHAEL I. BLOOM, CPA
ROBERT E. MCGRATH, CPA		DAVID B. PRICE, CPA
ROBERTA N. YOUNG, CPA

*regulated by the State of Florida

March 23, 2007

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Re: Ignis Petroleum Group, Inc.

We have read the statements that we understand Ignis Petroleum Group, Inc will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

De Meo, Young, McGrath, CPA

DeMeo Young McGrath

DYM

     MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION; PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION œ FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS œ INSTITUTE OF BUSINESS APPRAISERS